Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of Mann-India Technologies Private Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mann-India Technologies Private Limited (the “Company”) as of December 31, 2017 and 2018, the related statements of operation, comprehensive income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ T R Chadha & Co LLP

New Delhi, India

July 24, 2019

Mann- India Technologies Private Limited
Balance Sheet

As at December 31, 2018 and 2017

(All amounts in United States Dollars except share data and as otherwise stated)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$808	$6,998
Accrued revenue	7,193	24,680
Accounts receivable, less allowance	483,225	489,648
Other current assets	134,901	285,637
Total current assets	626,127	806,963
Property and equipment, net	85,421	129,840
Intangible assets, net	1,075,654	1,340,718
Restricted cash	195,339	143,153
Long-term investments	42,716	-
Other assets	38,370	105,965
Total Non current assets	1,437,500	1,719,676
Total assets	$2,063,627	$2,526,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$159,807	$130,825
Accrued payroll and related benefits	272,574	392,344
Cash overdraft	480,385	515,784
Short term debt	305,305	221,359
Current portion of long term debt and capital lease obligations	8,957	20,386
Deferred revenue	442	2,815
Other current liabilities	62,656	18,753
Total current liabilities	1,290,126	1,302,266
Long term debt and capital lease obligation, less current portion	23,730	-
Other liabilities	3,327	-
Accrued payroll and related benefits- long term	81,525	109,734
Deferred tax liabilities, net - long-term	144,254	196,168
Total non- current liabilities	252,836	305,902
Total liabilities	1,542,962	1,608,168
Stockholders' equity:
Common stock	44,901	44,901
Additional paid-in capital	786,437	786,437
Retained earnings	(318,397)	10,015
Accumulated other comprehensive income	7,724	77,118
Total stockholders' equity	520,665	918,471
Noncontrolling interest	-	-
Total stockholders' equity	520,665	918,471
Total liabilities and stockholders' equity	$2,063,627	$2,526,639

See accompanying notes to the financial statements.

F - 1

Mann- India Technologies Private Limited
Statements of Operations and Comprehensive Loss
For the Years ended December 31, 2018 and 2017

(All amounts in United States Dollars except share data and as otherwise stated)

	Twelve Months Ended December 31,
	2018	2017
Revenue:
Operating Revenue	$1,055,347	$1,451,502
Operating expenses:
Services and other costs	732,580	779,654
Product development	102,626	322,452
Sales and marketing	5,731	9,429
General and administrative	305,750	541,876
Amortization and depreciation	224,276	279,338
Total operating expenses	1,370,963	1,932,749
Income before Interest and Non-operating Income and Expenses	(315,616)	(481,247)
Interest income	16,813	16,426
Interest expense	(108,496)	(73,281)
Non-operating income/ (loss)	-	-
Non-operating expense	-	-
Foreign exchange gain/ (loss)	1,010	(21,739)
Income before income taxes	(406,289)	(559,841)
Income tax benefit/ (expense)	77,877	31,110
Net income including noncontrolling interest	(328,412)	(528,731)
Net income attributable to noncontrolling interest	-	-
Net income attributable to Mann-India	$(328,412)	$(528,731)
Basic earnings per common share	$(1.08)	$(1.74)
Diluted earnings per common share	$(1.08)	$(1.74)
Basic weighted average shares outstanding	304,455	304,455
Diluted weighted average shares outstanding	304,455	304,455

	Twelve Months Ended December 31,
	2018	2017
Net loss including noncontrolling interest	$(328,412)	$(528,731)
Other comprehensive income / (loss):
Foreign currency translation adjustments	(69,394)	77,118
Total other comprehensive income/ (loss)	(69,394)	77,118
Comprehensive loss	(397,806)	(451,613)

Comprehensive income attributable to noncontrolling interest	-	-
Comprehensive loss attributable to Mann-India	(397,806)	$(451,613)

See accompanying notes to the financial statements.

F - 2

Mann- India Technologies Private Limited

Statements of Changes in Stockholders' Equity

(All amounts in United States Dollars except share data and as otherwise stated)

	Common Stock		Additional		Accumulated Other		Total
	Issued Shares	Amount	Paid-in Capital	Retained Earnings	Comprehensive Income (Loss)	Noncontrolling interest	stockholders' equity	Comprehensive Income
Balance, December 31, 2016	304,455	$44,901	$786,437	$538,746	$-	$-	$1,370,084
Cumulative effect of adopting Topic 606	-	-	-	-	-	-	-
Cumulative effect of adopting ASC 340-40	-	-	-	-	-	-	-
Balance, December 31, 2016 (revised)	304,455	44,901	786,437	538,746	-	-	1,370,084
Net income attributable to Mann-India,	-	-	-	(528,731)	-	-	(528,731)	(528,731)
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-
Cumulative translation adjustment	-	-	-	-	77,118	-	77,118	77,118
Comprehensive income	-	-	-	-	-	-	-	(451,613)
Settlement on conversion of convertible debt	--	--	--	--	--	--	-
Adjustment for earlier year Depreciations	-	-	-	-	-	-	-
Forfeiture of shares	-	-	-	-	-	-	-
Dividends paid	-	-	-	-	-	-	-
Balance, December 31, 2017	304,455	$44,901	$786,437	$10,015	$77,118	$-	$918,471
Cumulative effect of adopting Topic 606	-	-	-	-	-	-	-
Cumulative effect of adopting ASC 340-40	-	-	-	-	-	-	-
Balance, December 31, 2017 (revised)	304,455	44,901	786,437	10,015	77,118	-	918,471
Net income attributable to Mann-India,	-	-	-	(328,412)	-	-	(328,412)	(328,412)
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-
Cumulative translation adjustment	-	-	-	-	(69,394)	-	(69,394)	(69,394)
Comprehensive income	-	-	-	-	-	-	-	(397,806)
Settlement on conversion of convertible debt
Forfeiture of shares	-	-	-	-	-	-	-
Dividends paid	-	-		-	-	-	-
Balance, December 31, 2018	304,455	$44,901	$786,437	$(318,397)	$7,724	$-	$520,665

See accompanying notes to the financial statements.

F - 3

Mann- India Technologies Private Limited

Statements of Cash Flows

For the Years ended December 31, 2018 and 2017

(All amounts in United States Dollars except share data and as otherwise stated)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income attributable to Mann-India	$(397,806)	$(451,613)
Net income attributable to noncontrolling interest	-	-
Adjustments to reconcile net income to cash provided by operating activities:
Deferred provision/(benefit)	(36,444)	(53,387)
Current provision	(41,433)	22,277
Unrealized foreign exchange (gain)/loss	94,823	(25,844)
Amortization and depreciation	224,276	279,338
Bad Debt/ Balances written off	129,896	228,877
Provision for doubtful accounts	-	74,535
Loss on sale of assets	7,059	-
Changes in current assets and liabilities:
Accounts receivable	(117,202)	(131,730)
Other Current assets	192,169	190,199
Other assets	67,595	90
Accrued Revenue	17,487	(19,780)
Accounts payable and accrued expenses	28,983	(152,154)
Accrued payroll and related benefits	(147,981)	53,739
Other Current liabilities	43,904	5,872
Other liabilities	3,327	-
Deferred revenue	(2,373)	2,815
Net cash provided by operating activities	66,280	23,234
Cash flows from investing activities:
Cash received from Sale of Short term Investment	-	3,687
Cash paid for Long term investment	(42,716)	-
Receipt from Sale of Assets	10,483	-
Capital expenditures	(48,899)	(138,088)
Net cash provided/(used) in investing activities	(81,132)	(134,401)
Cash flows from financing activities:
Proceeds from line of credit, net	-	36,943
Repayment to line of credit, net	(35,399)	-
Proceeds from short term debt, net	83,946	-
Repayment to short term debt, net	-	(8,880)
Proceeds from long term debt, net	12,301
Repayment to long term debt, net	-	(22,356)
Net cash provided/ (used) by financing activities	60,848	5,707

Net change in cash and cash equivalents	45,996	(105,460)
Cash and cash equivalents, and restricted cash at the beginning of the year	150,151	255,611
Cash and cash equivalents at the end of the year	$196,147	$150,151

See accompanying notes to the financial statements.

F - 4

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 1	Description of Business and Summary of Significant Accounting Policies

A	Description of Business—

Mann- India Technologies Private Limited ("Mann-India") was established in May 2000 and is headquartered in New Delhi, India. Mann is a leading software development company with which the advent of technology, has evolved as a mature and fast growing company committed to provide reliable and cost-effective software solutions across industries all over the world.

Mann has its own experienced team of software developers dedicated towards developing various kinds of customized software and mobile application.

Mann-India provides services in the following areas: technology consultancy; business analytics and intelligence; enterprise mobility; enterprise application integration; crypto currency and blockchain implementation; software factory; and IT modernization.

B	Summary of Significant Accounting Policies

i	Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission. The financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity.

ii	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Management has made material estimates primarily with respect to revenue recognition and deferred revenue, provisions required for non-collectible accounts receivable, depreciative lives of our assets, intangible assets, annual impairment reviews of intangible assets, determination of technological feasibility, investments, contingent liabilities, and the provision for income taxes and valuation allowances of our deferred tax liabilities. Actual results may be materially different from those estimates.

iii	Reclassifications

The Company has reclassified certain amounts relating to its prior period results to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

F - 5

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

iv	Functional currency

The financial statements are reported in United States Dollar. The functional currency of the Company is Indian Rupees. The translation of the Indian Rupee into United States Dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for the Statements of Operations and Comprehensive Loss using the average exchange rate prevailing during the year. The gains or losses resulting from such translation are reported under accumulated other comprehensive loss, net, as a separate component of equity. Exchange rate differences resulting from foreign exchange transactions settled during the year, including year-end translation of monetary assets and liabilities are recognized in the Statements of Operations and Comprehensive Loss.

v	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Such investments are stated at cost, which approximates fair value. Cash and Cash Equivalent includes cash on hand and on deposit at banking institutions as well asall highly liquid short-term investments with original maturities of 90 days or less.

vi	Restricted Cash

The Company's restricted cash balance consists of time deposits with Bank/financial institutions which are valued at cost and approximate fair value. Interest earned on such investments is included in interest income. The carrying value ofour restricted cash was $195,339 and $143,153 at December 31, 2018 and 2017, respectively. The balances consist of time deposits pledged with banks for Line of Credit facility taken from Andhra Bank, issuance of overdraft limit.

vii	Accounts Receivable and the Allowance for Doubtful Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. Management specifically analyses the aging of accounts receivable and historical bad debts, write-offs, customer concentrations, customer credit-worthiness, current economic trends, and changes in our customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts receivable. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Allowances for doubtful accounts as on December 31, 2018 was 2018 is$ 69,794 (2017: $ 76,066). Bad debt expense was $19,648, and $96,148 for the year ended December 31, 2018, and 2017 respectively.

F - 6

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

viii	Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation on Property and Equipment is provided on the Declining Balance Method rates over the assets estimated useful lives. Depreciation on additions to/deductions from property, plant & equipment during the year is charged on pro-rata basis from/up to the month in which the asset is available for use/disposed. Repairs and maintenance are charged to expense as incurred and major improvements that extend the life of the asset are capitalized and depreciated over the expected remaining life of the related asset. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the Company's accounts. The estimated useful lives applied by the Company for property and equipment are as follows:

Asset Category	Life (yrs.)
Computers and peripherals	3 & 6 years
Furniture and fixtures	10 years
Office equipment's	5 years
Vehicles	8 years

ix	Intangible Assets

Intangible assets represent purchased intangible assets and internally generated intangible assets which includes developed technology, software's and informational databases. We amortize these intangible assets on a straight-line basis over their estimated useful lives, as follows:

Asset Category	Life (yrs.)
Software/ Developed Technology	10 years

x	Capitalized software costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time those costs are capitalized until the product is available for general release to customers. Once the technology feasibility is established as per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use inthe balance sheet. Costs incurred to enhance our software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company expenses software maintenance and training costs as incurred. The Company has not capitalized any cost for software development for the year ended December 31, 2018 (2017: Nil).

F - 7

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

xi	Impairment of long-lived assets and finite life intangibles

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

xii	Investments

The Company's investments are in debt and equity instruments like Equity in company or Debentures of a company. These investments are accounted for in accordance with the Cost Method option under Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 320 Investments—Debt and Equity Securities, (“Topic 320”). Interest earned on such investments is included in interest income. Investments with original maturities greater than ninety days but less than twelve months are classified as short-term investments. Investments with maturities greater than twelve months from the balance sheet date are classified as long-term investments.

xiii	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

xiv	Income taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to entity.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F - 8

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

xv	Segment Reporting

Since the Company, from the perspective of its chief operating decision maker, allocates resources and evaluates business performance as a single entity that provides software and related services to various industries on a worldwide basis, the Company reports as a single segment.

xvi	Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost tothe related party and any payment to or on behalf of the related party in excess ofthe cost is reflected as compensation or distribution to related parties depending on the transaction.

xvii	Revenue recognition

Revenue is recognized when services are provided to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for our services.

Revenue is measured based on consideration specified ina contract with a customer and excludes discounts and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by providing services to a customer.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which applies to company; specifically ASC 606-10-50-12. This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principle of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2017 using the modified retrospective method, however the new standard did not have a material impact on its financial position and results of operations, as it did not change the manner or timing of recognizing revenue.

F - 9

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Revenue from arrangements with customers is recognized based on the Company's satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied. The Company's performance obligation includes providing customization of software's, selling of licenses, where the Company typically satisfies its performance obligations prior tothe submission of invoices to the customer for such services. The Company's performance obligation for consulting and technical support is delivered on as the work is being performed, which is satisfied prior to invoicing. The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

Software development arrangements involving significant customization, modification or production are accounted for in accordance with the appropriate technical accounting guidance issued by the FASB using the percentage-of-completion method. The Company recognizes revenue using periodic reported actual hours worked as a percentage of total expected hours required to complete the project arrangement and applies the percentage to the total arrangement fee.

Unbilled revenue represent earnings in excess of billings as at the end of the reporting period. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations and comprehensive loss.

The Company has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized rateably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

xviii	Costs of Services Provided

Costs of services provided consist of data processing costs, customer support costs including personnel costs to maintain our proprietary databases, costs to provide customer call centre support, hardware and software expense associated with transaction processing systems and exchanges, telecommunication and computer network expense, and occupancy costs associated with facilities where these functions are performed. Depreciation expense is not included in costs of services provided.

xix	Lease Obligations

The Company leases its office space pursuant to long-term, non-cancellable lease agreements, which have been accounted for as operating leases. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Accordingly, rent expense incurred in excess of rent paid is reflected as deferred rent.

F - 10

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

xx	Retirement benefits to employees

a) Defined contribution plan

In India, the employees receive benefits from a provident fund, where the employer and employees each make monthly contributions to the plan at a pre-determined rate to the Regional Provident Fund Commissioner. Employer's contribution to the fund is charged as an expense to the statement of operations.

b) Defined benefit plan

In accordance with the Payment of Gratuity Act, 1972, applicable for Indian companies, the Company provides for a lump sum payment to eligible employees, at retirement or termination of employment based on the last drawn salary and years of employment with the Company. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company. The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The Company's obligation in respect of the gratuity plan, which is a defined benefit plan, is provided for based on actuarial valuation.

c) Other long-term employee benefits

Benefits under the Company's leave encashment constitute other long term employee benefits.

The Company's net obligation in respect of leave encashment is the amount of future benefit that employees have earned in return for their service inthe current and prior periods; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is based on the prevailing market yields of Indian government securities as at the reporting date that have maturity dates approximating the terms of the Company's obligations. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

xxi	Fair Value Measurement

The Company follows the relevant GAAP guidance regarding the determination and measurement of the fair value of assets/liabilities in which fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction valuation hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value. The guidance describes the following three levels of inputs that may be used in the methodology to measure fair value:

● Level 1 — Quoted prices available in active markets for identical investments as of the reporting date;

● Level 2 — Inputs other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date; and,

● Level 3 — Unobservable inputs, which are to be used in situations where there is little or no market activity for the asset or liability and wherein the reporting entity makes estimates and assumptions related to the pricing of the asset or liability including assumptions regarding risk.

F - 11

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Investment	$-		$42,176	$42,176
	$-	$-	$42,176	$42,176

As of December 31, 2017	Level 1	Level 2	Level 3	Total
Assets
Investment	$-	$-	$-	$-
	$-	$-	$-	$-

Financial instruments not carried at fair value:

The Company's other financial instruments not carried at fair value consist primarily of accounts receivable, accounts payable and accrued expenses for which fair values approximate their carrying amounts due to their short-term nature.

xxii	Earnings per share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the purposes of calculating diluted earnings per share, the treasury stock method is used for stock-based awards except where the results would be anti-dilutive.

xxiii	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount ofthe assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

xxiv	Recent Relevant Accounting Pronouncements

The following is a brief discussion of recently released accounting pronouncements that are pertinent tothe Company's business:

F - 12

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

In August 2018 the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 is intended to improve the effectiveness of ASC 820's disclosure requirements. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. The Company has yet to assess the impact that the adoption of this ASU will have on Mann- India income statement and balance sheet.

In February 2018, the FASB issued 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The ASU provides that the stranded tax effects from the Tax Act in accumulated other comprehensive loss may be reclassified to retained earnings. The amendments in this ASU are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The adoption of ASU 2018-02 did not impact our financial position, results of operations or cash flows.

In January 2017 the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the FASB eliminated Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities). Instead, under the amendments in this ASU, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. A public business entity filer should adopt the amendments in this ASU for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company has yet to assess the impact that the adoption of this ASU will have on the Company's income statement and balance sheet.

In November 2016 the FASB issued ASU 2016-18, Statement of Cash Flow (Topic 230) Restricted Cash (A Consensus of the FASB Emerging Issues Task Force) which amends ASC 230 to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The amendments in this ASU require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The amendments in this ASU should be applied using a retrospective transition method to each period presented. The Company adopted the new guidance on January 1, 2017 with no material impact to its statement of cash flows.

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

In February 2016 the FASB issued ASU 2016-02, Leases (Topic 842). This new accounting guidance is intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets referred to as “Lessees” to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet the new ASU will require both types of leases (i.e., operating and capital) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The capital lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. For operating leases there will have to be the recognition of a lease liability and a lease asset for all such leases greater than one year in term. Public companies will be required to adopt the new leasing standard for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all companies and organizations. For calendar year-end public companies, this means an adoption date of January 1, 2019 and retrospective application to previously issued annual and interim financial statements for 2018 and 2017. Lessees with a large portfolio of leases are likely to see a significant increase in balance sheet assets and liabilities. See Note 19 for the Company's current lease commitments. We will adopt Topic 842 effective January 1, 2019.

Note 2	Significant risks and uncertainties including business and credit concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist of bank balances, accounts receivable, loan & advance and unbilled revenue. By their nature, all such financial instruments involve risk including credit risk of non-performance by counter parties. In the management's opinion, as of December 31, 2017 and December 31, 2018, there was no significant risk of loss in the event of non-performance by the counter parties to these financial instruments other than the amounts already provided for in the financial statements.

Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of receivables is reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected.

During the years ended December 31, 2018 and 2017, the Company had two and three major customers comprising 70% and 77% of revenues, respectively. A major customer is defined as a customer that represents 10% or greater of total revenues. There was 87% and 87% of accounts receivable for three and two customers as of December 31, 2018 and 2017, respectively.

The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 3	Cash and Restricted Cash

Cash and Restricted Cash at December 31, 2018 and December 31, 2017 consisted of the following:

	As at	As at
	December 31, 2018	December 31, 2017

Cash on hand	$710	$3,193
Bank balances	98	3,805
Restricted cash (non-current)	195,339	143,153
	$196,147	$150,151

The ASU 2016-18 on Statements of Cash Flows (Topic 230), Restricted Cash has been adopted for 2018 and 2017, restricted cash and restricted cash equivalents is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the Statements of Cash Flows. During the period ended as at December 31, 2018 and December 31, 2017, there was no Cash Equivalents balances.

Note 4	Other current assets

Other current assets at December 31, 2018 and December 31, 2017 consisted of the following:

	As at December 31, 2018	As at December 31, 2017
Statutory receivables	$132,692	$108,093
Advances and deposits	2,209	176,579
Prepayments	-	965
	$134,901	$285,637

Note 5	Property and Equipment

Property and equipment consisted of the following as of December 31, 2018 and December 31, 2017:

	As at December 31, 2018	As at December 31, 2017
Furniture and fixtures	$172,426	$187,919
Office equipments	30,510	30,210
Vehicles	63,054	166,963
Computers and peripherals	398,430	431,036
Gross Assets	664,420	816,127
Accumulated Depreciation	(578,999)	(686,288)
Net Assets	$85,421	$129,840

Depreciation expense for the years ended December 31, 2018 and 2017 was $ 66,489 and $ 92,968, respectively. For the years ended December 31, 2018 and 2017, Management has determined that there is no impairment on their long lived assets as a result of their impairment testing. The Company disposed vehicles of net value of approximate $18,900 in 2018 and booked a net loss of approximate $7,059 on such sale.

F - 15

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 6	Intangible assets

Intangible Assets consisted of the following as of December 31, 2018 and December 31, 2017:

	As at December 31, 2018	As at December 31, 2017
Developed Technology	$1,745,153	$1,901,726
Gross Assets	1,745,153	1,901,726
Accumulated Amortization	(669,499)	(561,008)
Net Assets	$1,075,654	$1,340,718

Amortization expense for the years ended December 31, 2018 and 2017 was approximate $157,787 and $186,370, respectively. For the years ended December 31, 2018 and 2017, Management has determined that there is no impairment on their finite life intangible assets as a result of their impairment testing.

Note 7	Other Assets

Other Assets consisted of the security deposit, the amount given as deposit for rental properties, and balances as of December 31, 2018 and December 31, 2017:

	As at December 31, 2018	As at December 31, 2017
Security Deposit	$38,370	$105,965
Total	$38,370	$105,965

Note 8	Long Term Investment

	As at December 31, 2018	As at December 31, 2017
Equity Security
Compulsorily Convertible Debentures	$42,716	$-
	$42,716	$-

Compulsorily Convertible Debentures are neither to be redeemed by the issuing entity nor are redeemable at the option of the investor, therefore Investment in Compulsorily Convertible Debentures has been considered as equity security. The Company has elected to measure the equity security at its cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

Note 9	Accrued payroll and related benefits

Accrued payroll and related benefits at December 31, 2018 and December 31, 2017 consisted of the following:

	As at December 31, 2018	As at December 31, 2017
Current Portion
Salary Payable	$86,281	$156,609
Provision for Gratuity	11,415	20,277
Provision for Leave Encashment	4,171	37,111
Bonus & LTA Payable	111,848	157,251
Provident Fund Payable	58,859	21,096
	272,574	392,344
Non- Current Portion
Provision for Gratuity	63,127	101,297
Provision for Leave Encashment	18,398	8,437
	$81,525	$109,734

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 10	Cash overdraft

The Company has approximately $475,000 Line of Credit at a 12.95% interest with Andhra bank. The line of credit is secured by the hypothecation of Book Debts. Further, Line of Credit has collateral security of Property & Equipment, Fixed Deposits and was personally guaranteed by the company’s director.

Note 11	Short Term Debt

The following is a summary of Short-term debt including related parties as of December 31, 2018 and December 31, 2017:

		As at December 31, 2018	As at December 31, 2017
Lathika Regunathan*	a	$8,601	$2,456
Sushil Chaudhary*	a	11,895	-
Noor Qazi	a	96,364	56,561
Roopam Shyam*	a	22,783	-
Asa Portfolio Private Limited*	b	117,858	115,680
Yukti Securities Private Limited*	c	47,804	46,662
		$305,305	$221,359

* includes accrued interest payable till date.

a	These loans from directors are unsecured loans and are due on demand. During the years ended December 31, 2018 interest @ 13.5 % has been paid on the outstanding balance. Subsequently, these loans are being converted into share capital.

b	Loan payable to Asa Portfolio Private Limited is an unsecured loan which is due on demand and bears interest rate @ of 13.5% annually. Interest expense on the loan for the years ended December 31, 2018 and 2017 was $13,952 and $14,154, respectively. Mr. Sushil Chaudhary (director in Asa Portfolio Private Limited) is shareholder of the Company.

c	Loan payable to Yukti Securities Private Limited is an unsecured loan which is due on demand and bears interest rate @ of 13.5% annually. Interest expense on the loan for the years ended December 31, 2018 and 2017 was approximately $5,702 and approximately $5,709 respectively. Yukti Securities Private Limited is one of the promoter shareholder.

The entire balance is reflected as a current liability as the amounts are either due on demand or due within the next twelve months.

Note 12	Long Term Debt

		As at December 31, 2018		As at December 31, 2017
Current Portion		$		$
Car Loan from HDFC	a		-		13,939
ICICI Bank Car Loan	a		8,957		-
Bajaj Finance Limited	b		-		6,447
			$8,957		$20,386
Non- Current Portion
ICICI Bank Car Loan	a		23,730		-
			$23,730		$-

a	Car loan taken from banks are secured against the hypothecation of respective assets. Loans are payable as per payment schedules as per the loan agreements.

b	Business loan agreement with Bajaj Finance has been repaid in 2018 in the amount of $6,447.

F - 17

Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 13	Other Current Liabilities

Other Current Liabilities includes statutory dues of Goods and Service Tax and Withholding taxes payable to Tax regulatory bodies in India. Balance outstanding as on December 31, 2018 and 2017 was $ 62,656 and $18,752, respectively.

Note 14	Deferred tax liabilities

Significant components of Deferred tax liabilities as at December 31, 2018 and 2017 were as follows:

	As at December 31, 2018	As at December 31, 2017
Deferred Tax Liability:
Difference between book and tax base of fixed assets	$178,267	$253,585
Deferred Tax Liability	178,267	253,585
Deferred Tax Assets:
Provision for Gratuity	19,194	31,305
Provision for Leave encashment	5,812	11,729
Net operating loss carry forward	-	40,010
MAT credit	9,007	14,383
Sub Total	34,013	97,427
Less: Valuation Allowance	-	40,010
Deferred Tax Assets	34,013	57,417
Net Deferred Tax Liability	$144,254	$196,168

Net Deferred Tax Liability

Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying values of assets and liabilities and their respective tax bases.

At December 31, 2018 and 2017, the Company performed an analysis of the deferred tax asset valuation allowance for net operating loss carry forward. Based on this analysis, the Company has provided a valuation allowance against the full amount of the said deferred tax asset due to management’s uncertainty about its realization. The Company recorded a valuation allowance of $51,721 and $56,368 related to tax credit carry forward as of December 31, 2018 and 2017, respectively.

The following table summarizes the activity related to the unrecognized tax benefits for the years ended December 31, 2018 and 2017

	Twelve Months Ended December 31,
	2018	2017
Balance as of January 1	$40,010	$63,560
Decreases related to prior year tax positions	(40,010)	(16,358)
Effect of exchange rate changes	-	(7,192)
Balance as of December 31	$-	$40,010

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 15	Stockholders’ equity

Equity

The Company is authorized to issue two classes of shares designated as “Common stock” and “Preferred stock”. Preferred stock includes preference shares.

Voting

Every member shall be entitled to one vote in respect of each share of common stock held by them. In case of each preference shares held, to that many votes to which he would be entitled if he converted such preference shares into shares of common stock, otherwise Preference Shares does not have voting rights.

Liquidation

In the event of liquidation of the Company, the holders of equity shares will be entitled to receive any of the remaining assets of the Company in proportion to the number of equity shares held by the shareholders, after distribution of all preferential amounts.

Note 16	Revenue Recognition and Deferred Revenue

The Company derives its revenues primarily from professional and support services, which includes revenue generated from software development projects and associated fees for consulting, implementation, training, and project management provided to customers using our systems. Goods and Service taxes are not included in revenues, but rather are recorded as a liability until the taxes assessed are remitted to the respective taxing authorities.

Revenues from services having non-contingent fee arrangements are substantially provided on a time-and-material basis and are recognized based on the contractual terms as the services are performed. Software development arrangements involving significant customization, modification or production are accounted for in accordance with the appropriate technical accounting guidance issued by the FASB using the percentage-of-completion method. The Company recognizes revenue using periodic reported actual hours worked as a percentage of total expected hours required to complete the project arrangement and applies the percentage to the total arrangement fee.

The Company has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized ratably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

Disaggregation of Revenue

The following tables present revenue disaggregated by primary geographical regions and product channels for the years ended December 31, 2018 and 2017:

	Twelve Months Ended December 31,
	2018	2017
Latin America	$778,087	$1,093,182
United Arab Emirates	92,217	53,196
Africa	44,506	-
United States	32,673	106,937
Europe	14,665	-
China	1,295	-
India	91,904	198,187
	$1,055,347	$1,451,502

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 17	Employee Benefit Plans

The Company’s Gratuity Plan provide for lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Current service costs for the Gratuity Plan are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized and amortized over the remaining period of service of the employees.

The benefit obligation has been measured as of December 31, 2018 and December 31, 2017. The gratuity plan is unfunded. The following table sets forth the activity of the Gratuity Plans and the amounts recognized in the Company’s financial statements at the end of the relevant periods:

	Twelve Months Ended December 31,
	2018	2017
Change in projected benefit obligation:
Projected benefit obligation as of January 1	$121,574	$104,507
Service cost	11,442	14,177
Interest cost	7,678	7,356
Benefits paid	-	(4,493)
Actuarial (gain)/loss	(56,857)	(6,891)
Effect of exchange rate changes	(9,296)	6,919
	$74,541	$121,575
Projected benefit obligation as of December 31
Unfunded amount–non-current	$63,127	$101,297
Unfunded amount–current	11,414	20,278
Total accrued liability	$74,541	$121,575

	Twelve Months Ended December 31,
	2018	2017
Components of net periodic benefit costs:
Service cost	$11,442	$14,177
Interest cost	7,678	7,356
Actuarial (gain)/loss	(56,857)	(6,891)
	$(37,737)	$14,642

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

Twelve Months Ended December 31,
	2018	2017
Discount rate	6.75 % per annum	6.75 % per annum
Rate of increase in compensation levels	12.00 % per annum	12.00 % per annum
Expected long term rate of return on plan assets per annum	-	-

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Leave Enchasment

The Other long-term employee benefits has been measured as of December 31, 2018 and December 31, 2017. The following table sets forth the activity of the Leave encashment and the amounts recognized in the Company’s financial statements at the end of the relevant periods:

	Twelve Months Ended December 31,
	2018	2017
Change in projected benefit obligation:
Projected benefit obligation as of January 1	$45,548	$27,023
Service cost	4,502	9,551
Interest cost	2,876	1,902
Benefits paid	-	(740)
Actuarial (gain)/loss	(26,980)	5,739
Effect of exchange rate changes	(3,377)	2,073
	$22,569	$45,548
Projected benefit obligation as of December 31
Unfunded amount–non-current	$18,398	$8,437
Unfunded amount–current	4,171	37,111
Total accrued liability	$22,569	$45,548

	Twelve Months Ended December 31,
	2018	2017
Components of net periodic benefit costs:	$4,502	$9,551
Service cost	2,876	1,902
Interest cost	(26,980)	5,739
Actuarial (gain)/loss	$(19,602)	$17,192

The weighted average actuarial assumptions used to determine benefit obligations and net periodic cost are:

Twelve Months Ended December 31,
	2018	2017
Discount rate	6.75 % per annum	6.75 % per annum
Rate of increase in compensation levels	12.00 % per annum	12.00 % per annum
Expected long term rate of return on plan assets per annum	-	-

During the years ended December 31, 2018, and 2017 the Company contributed $20,745 and $25,610 respectively, for various defined contribution plans on behalf of its employees in India.

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 18	General and administrative Expenses

General and administrative Expenses consisted of the following as of December 31, 2018 and December 31, 2017:

	Twelve Months Ended December 31,
	2018	2017
Rent and Office Maintenance	$97,671	$136,451
Communication Expenses	10,233	14,019
Traveling and Conveyance	5,055	13,992
Professional Charges	21,284	61,139
Rates, Fees and Taxes	13,732	3,049
Loss on sale of assets	7,059	-
Bank Charges	9,276	3,334
Printing & Stationary	1,560	1,649
Bad Debt/ Balances written off	129,896	228,877
Provision for doubtful accounts	-	74,535
Other Miscellaneous Expenses	9,985	4,832
	$305,751	$541,877

Note 19	Operating leases

The Company entered into non-cancellable operating leases for office spaces for a term of 3 year. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent.

Rental expense for operating leases (except those with lease terms that were not renewed) during 2018 is approximately $38,400 (2017: approximately $ 67,900 ). Future minimum lease payments under non-cancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2018 was as follows:

Year ending December 31,	Operating leases
2019	$61,100
2020	23,065
Total minimum lease payments	$84,165

Note 20	Income Taxes

The income tax expense consists of the following:

	Twelve Months Ended December 31,
	2018	2017
Current provision*	$(41,433)	$22,277
Deferred provision/(benefit)	(36,444)	(53,387)
	$(77,877)	$(31,110)

*Current Provision for 2018 includes benefit on account of MAT credit recognition for $ 46,650. Further, during the year 2018 Income Tax expense is of $5,217 and $ 22,277 for year 2017. Effective Income tax rate for year 2018 is zero and for 2017 is 1.53%. Effective interest rate is zero becuase of net loss incurred during the year 2018.

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Mann- India Technologies Private Limited

Notes to Financial Statements for the Years ended December 31, 2018 and 2017

Note 21	Earnings per Share

The basic and diluted earnings per share (“EPS”), and the basic and diluted weighted average shares outstanding for all periods as presented in the accompanying Statements of Operation and Comprehnsive Loss are shown below:

	Twelve Months Ended December 31,
	2018	2017
Earnings per Share
Basic earnings per common share	$(1.08)	$(1.74)
Diluted earnings per common share	$(1.08)	$(1.74)
Basic weighted average shares outstanding	304,455	304,455
Diluted weighted average shares outstanding	304,455	304,455

Basic EPS is equal to net income attributable to Mann-India divided by the weighted average number of shares of common stock outstanding for the period. Diluted EPS takes into consideration common stock equivalents. Diluted EPS is equal to net income attributable to Mann-India divided by the combined sum of the weighted average number of shares outstanding and common stock equivalents. At December 31, 2018 and 2017 there were zero, and zero potentially issuable shares with respect to common stock equivalents which could dilute EPS in the future but which were excluded from the diluted EPS calculation because presently their effect is anti-dilutive.

Note 22	Commitments and contingencies

The Company is subject to legal actions, administrative proceedings and claims which have arisen in the ordinary course of its business. The Company believes the resolution of these matters is not likely to have a material and adverse effect on the results of operations or the financial position of the Company. Legal costs incurred and penalties or interest charged in connection with contingencies are expensed as incurred.

Note 23	Subsequent events

The Company has evaluated events and transactions subsequent to the balance sheet date through June 30, 2019, the date the financial statements were available for issuance.

Share Exchange Agreement

On May 16, 2019, Mann-India Technologies Private Limited (the “Company” or “Mann India”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TraqIQ, Inc., an US corporation (“TraqIQ”) and its shareholders (the “Mann India Shareholders”). Whereby the Mann India Shareholders agreed to exchange all of their respective shares in Mann India in exchange for warrants (the “Warrants”) exercisable for a period of 5 years to purchase 1,329,272 shares of common stock, par value $0.0001 per share, of TraqIQ (“TraqIQ Mann Shares”), at an exercise price of $0.0001 per share, and valued at $486,912, subject to certain conditions as set forth in the Share Exchange Agreement. The Mann India Shareholders will each be allocated their respective Warrants on a pro rata basis based on their respective holdings in Mann-India.

Note 24	Off-Balance Sheet Arrangements

As of December 31, 2018, and December 31, 2017 we had no off-balance sheet arrangements or obligations.

F - 23